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                                 Exhibit 99.1

Contacts:

Rick Pierce                             Chris Erdman
V.P., Finance & Investor Relations      Director of Business Development
SafeScience, Inc.                       Feinstein Kean Healthcare
(617) 422-0674                          (617) 577-8110
www.safescience.com                     www.fkhealth.com
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FOR IMMEDIATE RELEASE
---------------------

                    SAFESCIENCE, INC. FORMS BUSINESS VENTURE
                          WITH ELAN CORPORATION, PLC.

BOSTON, MA, JUNE 13, 2001 - SafeScience, Inc. (NASDAQ: SAFS) today announced that it has signed a letter of intent with Elan Corporation, plc. ("Elan") to enter into a business venture for the further development of SafeScience's lead drug candidate GBC-590 in the field of oncology. GBC-590 has potential application for the treatment of a number of cancer indications and is now being evaluated in Phase II clinical trials as a treatment for pancreatic and colorectal cancer. Under terms of the agreement, both companies will license proprietary technology to the business venture. Elan will also make an equity
investment in SafeScience.   Full terms and conditions of the transaction will
be disclosed after the business venture is finalized, which is expected on or before June 30, 2001.

Bradley J. Carver, President and Chief Executive Officer of SafeScience, stated, "We are very pleased to have the opportunity to enter into a collaboration with Elan, one of the industry leaders in drug delivery. We believe Elan's commitment further validates the accomplishments made by SafeScience during the last year regarding GBC-590 and we look forward to entering pivotal clinical studies through our business venture. In addition, access to Elan's drug delivery technology and expertise for developing an oral formulation of GBC-590 creates significant potential future value for the venture's global patent portfolio, which includes the oral delivery of GBC-590 for the treatment of cancer."

Ivan Lieberburg, Elan's Chief Scientific and Medical Officer, stated, "We are very pleased to be working with SafeScience. They have a novel approach to cancer that is of great interest to us and we look forward toward developing this novel drug candidate in the field of oncology."

SAFESCIENCE

SafeScience develops and licenses pharmaceutical and agricultural products. The Company's human therapeutic products include GBC-590, a unique compound to treat cancer, which is in Phase II human clinical trials, as well as, an anti-fungal compound, CAN-296, in development. In the area of agriculture, SafeScience has received U.S. EPA approval of Elexa-4(R) Plant Defense Booster, an innovative compound which stimulates the plant to protect itself against pathogens. Further information is available on SafeScience's web site www.safescience.com.

                                     -MORE-
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SAFE HARBOR STATEMENT

Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties, including, but not limited to, risks of product development (such as failure to demonstrate efficacy or safety), risk related to FDA and other regulatory procedures, market acceptance risks, the impact of competitive products and pricing, the results of current and future licensing and other collaborative relationships, the results of financing efforts, developments regarding intellectual property rights and litigation, and other risks identified in the Company's Securities and Exchange Commission filings. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.